SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): December 6, 2000








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



            Florida                    0-24097                59-3396369
 (State or other jurisdiction (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification No.)


              450 South Orange Avenue                  32801
                 Orlando, Florida                   (Zip Code)
     (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000


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Item 2.       Acquisition or Disposition of Assets.

         Residence Inn by Marriott located in Orlando, Florida. On December 6, 2000, CNL Hotel RI-Orlando Ltd., a Florida limited partnership that is an indirect, wholly owned subsidiary of the Company, acquired a parcel of land located in Orlando, Florida, close to SeaWorld(R) Orlando, and entered into a development services agreement to construct a Residence Inn by Marriott on the Property (the "Residence Inn SeaWorld Property"). In this section, the term "Company" includes CNL Hotel RI-Orlando Ltd. The Company acquired the land for $3,400,000 from Marriott Vacation Club, Inc. The Company anticipates that the cost of development of the Residence Inn SeaWorld Property will be approximately $35,100,000. Once construction is completed, the Company intends to enter into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the Prospectus under the heading " -- Description of Property Leases."

         In  connection  with the  acquisition  of the  Residence  Inn  SeaWorld
Property, CNL Hotel Development Company, a subsidiary of the Advisor, has entered into a development services agreement with CNL Hotel RI-Orlando Ltd. As the developer of the Property, CNL Hotel Development Company will have financial and administrative control over the project and will act as CNL Hotel RI-Orlando Ltd.'s agent in negotiations with architects, engineers and other service providers to the project, as well as in dealings with governmental authorities to obtain necessary permits and approvals. As compensation for its services under this agreement, CNL Hotel Development Company will receive a Development Fee equal to four percent of the cost of development of the Property.

         On December 6, 2000, the Company entered into a revolving construction line of credit with a bank to be used by the Company to fund the land acquisition and the development of the Residence Inn SeaWorld Property along with another Property. The construction line of credit provides that the Company will be able to receive advances of up to $55,000,000 until November 8, 2003. Interest expense on each advance will be payable monthly, with all unpaid interest and principal due no later than three years from the date of the advance. Advances under the construction line of credit will bear interest at a rate per annum equal to 275 basis points above LIBOR. The loan will be secured by mortgages on the Residence Inn Buckhead (Lenox Park), the Residence Inn Gwinnett Place, the Residence Inn SeaWorld and the other Property to be acquired and developed with proceeds from the loan. In connection with the construction line of credit, the Company incurred a commitment fee, legal fees and closing costs of $275,000. As of December 18, 2000, the Company had obtained one advance totalling $3,400,000 relating to the construction line of credit.

         The Residence Inn SeaWorld Property, which is scheduled to open in the first quarter of 2002, is located in Orlando, Florida. Once constructed, the Residence Inn SeaWorld Property is expected to include 350 guest rooms, 1,125 square feet of meeting space, an outdoor swimming pool, an exercise room, a spa, a sport court, a game room, sand volleyball and picnic areas. Other lodging facilities located in proximity to the Residence Inn SeaWorld Property, in addition to the Courtyard Little Lake Bryan and Fairfield Inn Little Lake Bryan Properties, include a Sheraton World Resort, a Doubletree Guest Suites and a Homewood Suites. In addition, there are currently over seven hotels under construction in this area.

         SpringHill Suites Little Lake Bryan Property. On December 15, 2000, the Company acquired a SpringHill Suites by Marriott located in Orlando, Florida, in the community of Little Lake Bryan (the "SpringHill Suites Little Lake Bryan Property") for $36,779,320 from Marriott International, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease is approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $3,861,829 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues in excess of room revenues for the second lease year.

o A security deposit equal to $1,131,671 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the hotel exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The aggregate maximum amount of the guarantee was $6,755,700. Upon acquisition of the SpringHill Suites Little Lake Bryan Property on December 15, 2000, the maximum amount of the guarantee increased to $10,500,000 and the guarantee covers minimum rent payments for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties. The Courtyard Little Lake Bryan and the Fairfield Inn Little Lake Bryan Properties are described in the Prospectus Supplement dated December 12, 2000, under the heading "-- Property Acquisitions." Net operating income from these three Properties will be pooled in determining whether the three Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%.

o In addition, the leases for these three Properties contain cross-default terms with respect to the leases for the Pooled Properties, meaning that if the tenant to any of these three Properties or the Pooled Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to these three Properties and the Pooled Properties, regardless of whether the tenant of any such Property is in default under its lease.

         The estimated federal income tax basis of the depreciable portion of the SpringHill Suites Little Lake Bryan Property is approximately $31.3 million.

         On December 6, 2000, the Company obtained a loan from a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan provides that the Company will be able to borrow up to $50,000,000 which will be secured by the three applicable Properties. Borrowings under the loan will bear interest at a fixed rate of 8.335% per annum. Interest expense will be payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company incurred loan fees of $300,000. As of December 18, 2000, the Company had borrowed $32,260,000 which was used to refinance a portion of the purchase of the Courtyard Little Lake Bryan and Fairfield Inn Little Lake Bryan Properties.

         The SpringHill Suites Little Lake Bryan Property, which opened in December 2000, has 400 guest suites, 750 square feet of meeting space, a poolside bar and grill, a fitness center, a children's interactive splash zone, a whirlpool, an outdoor swimming pool and a sundry shop. The Property is located at the entrance to Lake Buena Vista and is close to Orlando's entertainment attractions. Central Florida is home to eight theme parks and the Orange County Convention Center is one of the largest convention centers in the country. Other lodging facilities located in proximity to the SpringHill Suites Little Lake Bryan Property, in addition to the Courtyard Little Lake Bryan and the Fairfield Inn Little Lake Bryan Properties, include a Doubletree Guest Suites, a Homewood Suites and a Sheraton World Resort. In addition, there are currently over seven hotels under construction in this area.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                               CNL HOSPITALITY PROPERTIES, INC.


Dated:  December 21, 2000       By:       /s/ Robert A. Bourne
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                                        ROBERT A. BOURNE, President